Exhibit 99.1

Hain Celestial Reports First Quarter Fiscal Year 2022 Financial Results

Better than Expected First Quarter Net Sales of $454.9 million versus Previous Guidance
First Quarter GAAP EPS of $0.20 and Adjusted EPS of $0.25

Company Reaffirms Full Fiscal Year 2022 Guidance

Lake Success, NY, November 9, 2021—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial”, “Hain” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life®, today reported financial results for the first quarter ended September 30, 2021.

Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer, commented, “We are pleased to have delivered better top line and bottom line first quarter performance than our guidance as we navigated a challenging operating environment affected by industry-wide inflation and labor challenges. In September, we held our Investor Day, during which we shared our Hain 3.0 vision and strategy for the next several years at Hain, focused on building a global healthy food and beverage company with industry-leading top line growth. We believe that we are well positioned for the future, and we expect another strong year as we continue to create shareholder value.”

FINANCIAL HIGHLIGHTS*

Summary of First Quarter Results from Continuing Operations
•Net sales decreased 9% to $454.9 million, or 11% on a constant currency basis, compared to the prior year period.
•When adjusted for foreign exchange, divestitures and discontinued brands, net sales were flat compared to the prior year period.
•Gross margin of 23.2%, a 72 basis point decrease from the prior year period.
•Adjusted gross margin of 23.9%, a 24 basis point decrease from the prior year period.
•Operating income of $25.5 million compared $3.3 million in the prior year period.
•Adjusted operating income of $34.3 million compared to $38.8 million in the prior year period.
•Net income of $19.4 million compared to a net loss of $10.8 million in the prior year period.
•Adjusted net income of $23.8 million compared to $27.4 million in prior year period.
•Adjusted EBITDA of $47.3 million compared to $54.9 million in the prior year period.
•Adjusted EBITDA margin of 10.4%, a 61 basis point decrease compared to the prior year period.
•Earnings per diluted share (“EPS”) of $0.20 compared to a loss of $0.11 in the prior year period.
•Adjusted EPS of $0.25 compared to $0.27 in the prior year period.
•Repurchased 4.5 million shares, or 4.6% of the outstanding common stock, at an average price of $38.80 per share.

___________________________________________________
* Notes:
(1) The results contained in this press release are presented with the Tilda operating segments being treated as discontinued operations. Unless otherwise noted, all results included in this press release are from continuing operations.
(2) This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

The Company operates under two reportable segments: North America and International.

North America
North America net sales in the first quarter were $265.5 million, a decrease of 5% compared to the prior year period. When adjusted for foreign exchange, divestitures and discontinued brands, net sales decreased 1% from the prior year period.

Segment gross profit in the first quarter was $56.8 million, a 24% decrease from the prior year period. Adjusted gross profit was $59.2 million, a decrease of 22% from the prior year period. Gross margin was 21.4%, a 533 basis point decrease from the prior year period, and adjusted gross margin was 22.3%, a 476 basis point decrease from the prior year period.

Segment operating income in the first quarter was $16.8 million, a 49% decrease from the prior year period. Adjusted operating income was $20.5 million, a 41% decrease from the prior year period.

Adjusted EBITDA in the first quarter was $24.1 million, a 38% decrease from the prior year period. As a percentage of sales, North America adjusted EBITDA margin was 9.1%, a 486 basis point decrease from the prior year period.

International
International net sales in the first quarter were $189.4 million, a decrease of 13% compared to the prior year period. When adjusted for foreign exchange, divestitures and discontinued brands, net sales increased 2% compared to the prior year period.

Segment gross profit in the first quarter was $48.6 million, a 10% increase from the prior year period. Adjusted gross profit was $49.5 million, an increase of 11% from the prior year period. Gross margin was 25.7%, a 541 basis point increase from the prior year period, and adjusted gross margin was 26.1%, a 576 basis point increase from the prior year period.

Segment operating income in the first quarter was $24.1 million, compared to a loss of $15.9 million in the prior year period. Adjusted operating income was $25.2 million, an increase of 46% from the prior year period.

Adjusted EBITDA in the first quarter was $32.4 million, a 21% increase from the prior year period. As a percentage of sales, International adjusted EBITDA margin was 17.1%, a 487 basis point increase from the prior year period.

CAPITAL MANAGEMENT

As previously disclosed, the Board of Directors of the Company approved an additional $300 million share repurchase authorization in August 2021. Share repurchases under the 2021 authorization commenced in August 2021, after the 2017 authorization was fully utilized. The extent to which the Company repurchases its shares and the timing of such repurchases will be at the Company’s discretion and will depend upon market conditions and other corporate considerations. Repurchases may be made from time to time in the open market, pursuant to pre-set trading plans, in private transactions or otherwise.

During the first quarter of fiscal year 2022, the Company repurchased 4.5 million shares, or 4.6% of the outstanding common stock, at an average price of $38.80 per share for a total of $175.6 million, excluding commissions. As of September 30, 2021, the Company had $206.8 million remaining under the 2021 authorization.

FISCAL YEAR 2022 GUIDANCE

For full fiscal year 2022, compared to fiscal year 2021, the Company continues to expect:
•Low single digit adjusted net sales growth,
•Modest adjusted gross margin expansion, and
•Mid to high single digit adjusted EBITDA growth.

Given the elevated demand during the first half of fiscal year 2021 from the COVID-19 pandemic, a highly inflationary current environment and the timing of the price increase, among other factors, the Company expects:
•Net sales to be down low single digit on an adjusted basis in the first half of fiscal year 2022 and up by mid to high single digit in the second half, and
•Adjusted EBITDA to be down mid-single digit in the first half of fiscal year 2022 and up low double digits in the second half.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Notes: Adjusted net sales is defined as adjusted for the impact of foreign currency changes, divestitures and discontinued brands. All references in this “Fiscal Year 2022 Guidance” section to growth or declines in adjusted net sales or adjusted EBITDA compared to a prior period represent percentage growth or percentage decline.

Contacts:
Chris Mandeville and Anna Kate Heller
ICR
hain@icrinc.com

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:00 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 855-327-6837 from the U.S. and 631-891-4304 internationally. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth's Best®, Ella's Kitchen®, Frank Cooper's®, Gale's®, Garden of Eatin'®, Hain Pure Foods®, Hartley's®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney's® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, Robertson's®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Yorkshire Provender® and Yves Veggie Cuisine®. The Company's personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene® brands.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; concentration in the ownership of our common stock; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income, adjusted earnings per diluted share, net sales adjusted for the impact of foreign exchange, divestitures and discontinued brands, adjusted EBITDA and its related margin and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are provided herein in the tables. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for the impact of foreign currency, divestitures and discontinued brands to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines adjusted EBITDA as net income (loss) before income taxes, net interest expense, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, unrealized currency gains and losses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, proceeds from an insurance claim, impairment of long-lived assets, warehouse and manufacturing consolidation and other costs, gains or losses on sales of assets and businesses, litigation and related expenses, plant closure related costs, inventory write-downs and other adjustments. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Company defines operating free cash flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less purchases of property, plant and equipment. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$28,962	$75,871
Accounts receivable, net	181,048	174,066
Inventories	280,176	285,410
Prepaid expenses and other current assets	38,496	39,834
Assets held for sale	3,642	1,874
Total current assets	532,324	577,055
Property, plant and equipment, net	312,426	312,777
Goodwill	863,348	871,067
Trademarks and other intangible assets, net	308,588	314,895
Investments and joint ventures	16,718	16,917
Operating lease right-of-use assets, net	88,387	92,010
Other assets	20,474	21,187
Total assets	$2,142,265	$2,205,908
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$172,733	$171,947
Accrued expenses and other current liabilities	123,296	117,957
Current portion of long-term debt	335	530
Total current liabilities	296,364	290,434
Long-term debt, less current portion	345,414	230,492
Deferred income taxes	40,345	42,639
Operating lease liabilities, noncurrent portion	82,176	85,929
Other noncurrent liabilities	29,210	33,531
Total liabilities	793,509	683,025
Total stockholders' equity	1,348,756	1,522,883
Total liabilities and stockholders' equity	$2,142,265	$2,205,908

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	First Quarter
	2022	2021

Net sales	$454,903	$498,627
Cost of sales	349,485	379,463
Gross profit	105,418	119,164
Selling, general and administrative expenses	73,989	79,521
Amortization of acquired intangible assets	2,095	2,433
Productivity and transformation costs	3,983	1,433
Proceeds from insurance claim	(196)	—
Long-lived asset impairment	—	32,497
Operating income	25,547	3,280
Interest and other financing expense, net	1,856	2,453
Other income, net	(788)	(1,373)
Income from continuing operations before income taxes and equity in net loss of equity-method investees	24,479	2,200
Provision for income taxes	4,542	12,962
Equity in net loss of equity-method investees	526	19
Net income (loss) from continuing operations	$19,411	$(10,781)
Net income from discontinued operations, net of tax	—	11,266
Net income	$19,411	$485

Net income (loss) per common share:
Basic net income (loss) per common share from continuing operations	$0.20	$(0.11)
Basic net income per common share from discontinued operations	—	0.11
Basic net income per common share	$0.20	$—

Diluted net income (loss) per common share from continuing operations	$0.20	$(0.11)
Diluted net income per common share from discontinued operations	—	0.11
Diluted net income per common share	$0.20	$—

Shares used in the calculation of net income (loss) per common share:
Basic	97,121	101,558
Diluted	97,438	101,558

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	First Quarter
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,411	$485
Net income from discontinued operations, net of tax	—	11,266
Net income (loss) from continuing operations	19,411	(10,781)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	10,855	13,761
Deferred income taxes	(2,105)	(930)
Equity in net loss of equity-method investees	526	19
Stock-based compensation	4,287	4,367
Long-lived asset impairment	—	32,497
Gain on sale of assets	(276)	—
Gain on sale of businesses	—	(620)
Other non-cash items, net	(1,093)	(1,047)
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(9,443)	(3,575)
Inventories	2,277	(44,962)
Other current assets	900	37,869
Other assets and liabilities	(1,566)	(1,541)
Accounts payable and accrued expenses	13,813	15,612
Net cash provided by operating activities from continuing operations	37,586	40,669
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(17,810)	(12,155)
Investment in joint venture	(408)	—
Proceeds from sale of assets	164	—
Proceeds from sale of businesses, net and other	—	4,427
Net cash used in investing activities from continuing operations	(18,054)	(7,728)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	120,000	55,000
Repayments under bank revolving credit facility	(5,000)	(47,000)
Repayments of other debt, net	(237)	(1,439)
Share repurchases	(177,103)	(42,052)
Shares withheld for payment of employee payroll taxes	(1,175)	(468)
Net cash used in financing activities from continuing operations	(63,515)	(35,959)
Effect of exchange rate changes on cash from continuing operations	(2,926)	2,500
Net decrease in cash and cash equivalents	(46,909)	(518)
Cash and cash equivalents at beginning of period	75,871	37,771
Cash and cash equivalents at end of period	$28,962	$37,253

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q1 FY22	$265,525	$189,378	$—	$454,903
Net sales - Q1 FY21	$280,668	$217,959	$—	$498,627
% change - FY22 net sales vs. FY21 net sales	(5.4)%	(13.1)%		(8.8)%

Gross Profit
Q1 FY22
Gross profit	$56,809	$48,609	$—	$105,418
Non-GAAP adjustments(1)	2,410	875	—	3,285
Adjusted gross profit	$59,219	$49,484	$—	$108,703
Gross margin	21.4%	25.7%		23.2%
Adjusted gross margin	22.3%	26.1%		23.9%

Q1 FY21
Gross profit	$75,015	$44,149	$—	$119,164
Non-GAAP adjustments(1)	933	240	—	1,173
Adjusted gross profit	$75,948	$44,389	$—	$120,337
Gross margin	26.7%	20.3%		23.9%
Adjusted gross margin	27.1%	20.4%		24.1%

Operating income (loss)
Q1 FY22
Operating income (loss)	$16,842	$24,069	$(15,364)	$25,547
Non-GAAP adjustments(1)	3,695	1,176	3,926	8,797
Adjusted operating income (loss)	$20,537	$25,245	$(11,438)	$34,344
Operating income margin	6.3%	12.7%		5.6%
Adjusted operating income margin	7.7%	13.3%		7.5%

Q1 FY21
Operating income (loss)	$33,256	$(15,889)	$(14,087)	$3,280
Non-GAAP adjustments(1)	1,488	33,194	805	35,487
Adjusted operating income (loss)	$34,744	$17,305	$(13,282)	$38,767
Operating income (loss) margin	11.8%	(7.3)%		0.7%
Adjusted operating income margin	12.4%	7.9%		7.8%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	First Quarter
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted
Net sales	$454,903	$—	$454,903	$498,627	$—	$498,627
Cost of sales	349,485	(3,285)	346,200	379,463	(1,173)	378,290
Gross profit	105,418	3,285	108,703	119,164	1,173	120,337
Operating expenses(a)	76,084	(1,725)	74,359	114,451	(32,881)	81,570
Productivity and transformation costs	3,983	(3,983)	—	1,433	(1,433)	—
Proceeds from insurance claim	(196)	196	—	—	—	—
Operating income	25,547	8,797	34,344	3,280	35,487	38,767
Interest and other expense (income), net(b)	1,068	1,469	2,537	1,080	1,822	2,902
Provision (benefit) for income taxes	4,542	2,910	7,452	12,962	(4,562)	8,400
Net income (loss) from continuing operations	19,411	4,418	23,829	(10,781)	38,227	27,446
Net income (loss) from discontinued operations, net of tax	—	—	—	11,266	(11,266)	—
Net income	19,411	4,418	23,829	485	26,961	27,446

Diluted net income (loss) per common share from continuing operations	0.20	0.05	0.25	(0.11)	0.38	0.27
Diluted net income (loss) per common share from discontinued operations	—	—	—	0.11	(0.11)	—
Diluted net income per common share	0.20	0.05	0.25	—	0.27	0.27

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency gains, gain on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q1 FY22	Q1 FY21
Inventory write-down	$—	$204
Plant closure related costs	996	579
Warehouse/manufacturing consolidation and other costs	2,289	390
Cost of sales	3,285	1,173

Gross profit	3,285	1,173

Acquisitions & divestitures transaction costs, net	(231)	369
Litigation expenses	1,956	—
Long-lived asset impairment	—	32,497
Plant closure related costs	—	15
Operating expenses (a)	1,725	32,881

Productivity and transformation costs	3,983	1,433
Productivity and transformation costs	3,983	1,433

Proceeds from insurance claim	(196)	—
Proceeds from insurance claim	(196)	—

Operating income	8,797	35,487

Gain on sale of assets	(446)	—
Gain on sale of businesses	—	(620)
Unrealized currency gains	(1,023)	(1,202)
Interest and other expense (income), net(b)	(1,469)	(1,822)

Income tax related adjustments	(2,910)	4,562
(Benefit) provision for income taxes	(2,910)	4,562

Net income from continuing operations	$4,418	$38,227

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency gains, gain on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted Net Sales Growth
(unaudited and in thousands)

Q1 FY22	North America	International	Hain Consolidated
Net sales	$265,525	$189,378	$454,903
Divestitures and discontinued brands	(178)	—	(178)
Impact of foreign currency exchange	(1,719)	(8,269)	(9,988)
Net sales on a constant currency basis adjusted for divestitures and discontinued brands	$263,628	$181,109	$444,737

Q1 FY21
Net sales	$280,668	$217,959	$498,627
Divestitures and discontinued brands	(13,621)	(39,630)	(53,251)
Net sales adjusted for divestitures and discontinued brands	$267,047	$178,329	$445,376

Net sales decline	(5.4)%	(13.1)%	(8.8)%
Impact of divestitures and discontinued brands	4.7%	18.5%	10.7%
Impact of foreign currency exchange	(0.6)%	(3.8)%	(2.0)%
Net sales (decline) growth on a constant currency basis adjusted for divestitures and discontinued brands	(1.3)%	1.6%	(0.1)%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted EBITDA
(unaudited and in thousands)

	First Quarter
	2022	2021

Net income	$19,411	$485
Net income from discontinued operations, net of tax	—	11,266
Net income (loss) from continuing operations	$19,411	$(10,781)

Depreciation and amortization	10,855	13,761
Equity in net loss of equity-method investees	526	19
Interest expense, net	1,146	2,154
Provision for income taxes	4,542	12,962
Stock-based compensation	4,287	4,367
Unrealized currency gains	(1,023)	(1,202)
Litigation & related costs
Litigation expenses	1,956	—
Proceeds from insurance claim	(196)	—
Restructuring activities
Plant closure related costs	996	(6)
Productivity and transformation costs	3,204	781
Warehouse/manufacturing consolidation and other costs	2,289	390
Acquisitions & divestitures
Acquisitions & divestitures transaction costs, net	(231)	369
Gain on sale of assets	(446)	—
Gain on sale of businesses	—	(620)
Impairment charges
Inventory write-down	—	204
Long-lived asset impairment	—	32,497
Adjusted EBITDA	$47,316	$54,895

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q1 FY22	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$16,842	$24,069	$(15,364)	$25,547
Depreciation and amortization	3,742	6,410	703	10,855
Stock-based compensation	636	721	2,930	4,287
Acquisitions & divestitures transaction costs, net	(341)	—	110	(231)
Litigation expenses	—	—	1,956	1,956
Proceeds from insurance claim	—	—	(196)	(196)
Plant closure related costs	996	—	—	996
Productivity and transformation costs	1,625	299	1,280	3,204
Warehouse/manufacturing consolidation and other costs	1,413	876	—	2,289
Other	(811)	59	(639)	(1,391)
Adjusted EBITDA	$24,102	$32,434	$(9,220)	$47,316

Net sales	$265,525	$189,378		$454,903
Adjusted EBITDA margin	9.1%	17.1%		10.4%

Q1 FY21	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$33,256	$(15,889)	$(14,087)	$3,280
Depreciation and amortization	4,145	8,862	754	13,761
Stock-based compensation	864	675	2,828	4,367
Acquisitions & divestitures transaction costs, net	(51)	68	352	369
Plant closure related costs	(57)	51	—	(6)
Productivity and transformation costs	605	377	(201)	781
Warehouse/manufacturing consolidation and other costs	200	190	—	390
Inventory write-down	204	—	—	204
Long-lived asset impairment	(11)	32,508	—	32,497
Other	(33)	(138)	(577)	(748)
Adjusted EBITDA	$39,122	$26,704	$(10,931)	$54,895

Net sales	$280,668	$217,959		$498,627
Adjusted EBITDA margin	13.9%	12.3%		11.0%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Operating Free Cash Flow
(unaudited and in thousands)

	First Quarter
	2022	2021

Net cash provided by operating activities from continuing operations	$37,586	$40,669
Purchases of property, plant and equipment	(17,810)	(12,155)
Operating free cash flow from continuing operations	$19,776	$28,514

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com